UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2017

FS Investment Corporation IV

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-01151 (Commission File Number)	47-3258730 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)		19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 4, 2017, FS Investment Corporation IV (the “Company”) increased the public offering price of its Class T common stock from $11.55 per share to $11.60 per share. The increase in the public offering price was effective as of the Company’s April 5, 2017 weekly closing and first applied to subscriptions received from March 29, 2017 through April 4, 2017.

In accordance with the Company’s previously disclosed share pricing policy, the new net offering price per share of Class T common stock is not more than 2.5% greater than the net asset value per share of Class T common stock as of April 4, 2017.

As a result of the increase in the public offering price, the net investment amount for Class T common stock, which is the public offering price excluding the maximum upfront selling commissions of 4.25%, increased from $11.06 per share to $11.11 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation IV

Date: April 5, 2017	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd Vice President